NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE

Uranium Energy Corp Reports Fiscal Second Quarter Results and Provides Operations Update

Corpus Christi, TX, March 14, 2011 - Uranium Energy Corp (NYSE AMEX:UEC, the "Company") is pleased to report its first financial and operating results since the commencement of production at the Company's Palangana in-situ recovery (ISR) Project located in South Texas.

Major highlights during the fiscal quarter ended January 31, 2011 include the following:

  Commenced production on November 17, 2010 at the Palangana ISR Project starting with Phase I of three separate phases within Production Area-1; Phase II is under development and is on schedule for commencement in April;

  Commenced operations at Hobson processing facility and processed initial deliveries of uranium-loaded resin from Palangana;

  Initial results indicate low-cost production profile: Despite only two months of start-up phase production, 21,000 pounds of uranium concentrates were accumulated in inventory including work-in-progress. The total cash operating expenses for the quarter to generate this inventory were $382,000 (approx. $18/lb.) as disclosed in the Company's quarterly report filed today on Form 10-Q .

  Unhedged production: The Company is stockpiling uranium inventory for future sales in the spot market;

  Validating low-capex regional strategy: After the acquisition of the South Texas Mining Venture (STMV), the Company has expended $10.0 million to bring Palangana to production over 13 months. These factors validate the Company's low-capex regional satellite strategy;

  Received Mine Permit and Production Area Authorization for the Goliad ISR Project;

  Ongoing Exploration and Development at Palangana, Ongoing Exploration at Salvo;

  Added to S&P/TSX Global Mining Index;

  Expanded top management with the appointment of a new CFO and independent director; and

  Balance sheet remains strong: The Company remains debt-free with $33.7 million in the treasury.

Amir Adnani, President and Chief Executive Officer, commented, "Significant progress was made during the last quarter at Palangana and Hobson. We view our initial results as a strong validation that our regional Texas "hub and spoke" strategy has the potential for exceptional margins. I commend our operating personnel for their extensive efforts over the course of 2010 to deliver on our goal to commence production by calendar 2010 fourth quarter, less than twelve months from the completion of our acquisition of STMV from Uranium One and Everest Exploration."

Harry Anthony, Chief Operating Officer, stated, "We are pleased with the pace of our transition from developer to producer at Palangana, particularly with initial results that support our low-cost production profile so early in the initial ramp-up. These results are from only two months of production with only 15 producing wells, and bode well with the expected addition of 65 more producing wells inclusive of Phases II and III at Palangana, as well as for the future of our Goliad and Salvo projects on a longer-term basis."

Palangana ISR Project - Official Start-up

Palangana started production again after several decades of being dormant from mining activities initiated by Union Carbide in 1976. Phase I consists of 15 production wells and 30 injection wells. Production commenced on November 17th with the circulation of oxygen and water through the injection wells. Typical of ISR projects, this circulation period lasted for almost two weeks, at the end of which "breakthrough" occurred, or the first set of recoveries were produced, thereby limiting the number of producing months to two for the quarter.

The total cash operating expenses for the quarter to generate the first 21,000 pounds of uranium concentrates during this start-up phase were $382,000 (approx. $18/lb.) as disclosed in the Company's quarterly report filed today on Form 10-Q.

Palangana - Production Ramp-Up

Management's plan is a three-phase startup of the initial Production Area (PAA-1), partly to provide a training ground for some of the Company's younger field staff and engineers recently added to the operating team for the first new U.S. uranium mine in over five years. Adherence with the many different regulatory sampling and reporting requirements along with safe training of procedures and equipment operations have been early priorities.

As with any new ISR project start-up, the build-up of uranium concentration in the mining solutions requires months to stabilize at a high level. The head grade continues to increase for the majority of the Phase I operating wells.

Phase II wells have been completed, and are targeted to commence mining in April 2011. Installation of Phase III wells is underway with three rigs actively casing and completing each well. The average depth of wells throughout the PAA-1 wellfield is 450 feet.

The following table provides a summary of the projected ramp-up schedule for PAA-1:
Phase	Production Wells	Injection Wells	Start-Up
Phase I	15	30	Nov. 2010
Phase II	45	30	Apr. 2011
Phase III	20	20	Sept. 2011
Total	80	80

Since the quarter-end, progress is being made with the ramp-up. Production in February was 40% higher than in January. This increased response in well-pattern performance is expected to be maintained and improved during the Company's fiscal third and fourth quarters.

Palangana - Ongoing Exploration and Development

The Company's exploration group continues to direct and investigate resource expansion efforts at Palangana. Currently, planning is underway to initiate a drilling program consisting of approximately 50 holes at the proposed Production Area 3 wellfield. The Company's permitting and development teams continue to bring Production Area 2 closer to production.

Palangana - Low Capital Expenditure

Since the acquisition of the South Texas Mining Venture (STMV) from Uranium One and Everest Exploration, expenditures from December 2009 to January 31, 2011 incurred by the Company totaled $8.1 million for Palangana ($4.5 million for the six months ended January 31, 2011). With the inclusion of a $1.9 million reclamation bond posted by the Company, total expenditures, post-STMV acquisition, to bring Palangana to production were $10.0 million, and this validates the Company's low-capex regional satellite strategy. For the Hobson processing plant, post-STMV acquisition expenditures from December 2009 to January 31, 2011 incurred by the Company totaled $0.7 million ($0.3 million for the six months ended January 31, 2011).

Goliad ISR Project - Permitting Milestones

As announced in the Company's press release on December 14, 2010, the Commissioners of the Texas Commission on Environmental Quality (TCEQ) approved the Mine Permit and the Production Area Authorization for Production Area One (PA-1), and granted the request for designation of an Exempt Aquifer for the Company's Goliad in-situ recovery (ISR) project in South Texas. The approvals brought a conclusion to an administrative hearing, which was part of the State's permitting process.

With this important milestone, the Goliad project has only one remaining Texas authorization pending, a Radioactive Material License (RML). The RML application is at an advanced technical review stage with TCEQ and is the last state-level authorization needed for the Company's Goliad ISR project.

The Goliad ISR project is one of the Company's four ISR uranium projects (also referred to as satellite projects) in South Texas and is located 40 miles east of the Company's Hobson ISR processing facility. The facility at Hobson forms the basis of the Company's regional operating strategy in the South Texas Uranium Belt and is designed to process uranium-loaded resins from satellite projects to a final product commonly known as yellowcake or U3O8.

Ongoing Exploration at Salvo

Drilling at our 100%-owned Salvo Project (4,056 acres) has been an important focus of the exploration team in Texas. Drilling was initiated in November 2010. To date, approximately 83 bore holes of a 150-hole program have been completed utilizing two drilling rigs. The objective of the drilling program is to verify the historic resource of 1.5 million pounds U3O8, and to expand on the resource by drilling new areas of mineralization. Concurrent with Salvo drilling, the Company's exploration geologists are actively identifying and developing new targets within the South Texas Uranium Belt.

Financial Review

The following is a financial review of the Company for the three months and six months ended January 31, 2011, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-Q filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

The Company recorded a net loss of $6.6 million or $0.10 per share for the three months ended January 31, 2011 compared to $4.3 million or $0.07 per share for the same quarter last year, and recorded a net loss of $15.5 million or $0.24 per share for the six months ended January 31, 2011 compared to $10.5 million or $0.18 per share for the same period last year. Although the Company initiated production during the quarter, it has not yet generated any uranium sales.

Liquidity

Net cash used in operating activities for the six months ended January 31, 2011 was $13.7 million compared to $5.1 million for the same period last year. Net cash provided from financing activities for the six months ended January 31, 2011 was $28.7 million compared to $0.3 million for the same period last year. Net cash used in investing activities for the six months ended January 31, 2011 was $2.4 million compared to $1.4 million for the same period last year. As of January 31, 2011, the Company had cash and cash equivalents of $33.7 million and working capital of $32.9 million.

Recent Management Appointments

On January 5, 2011, the Company announced three new appointments to top management and to the Board of Directors. Director Mark Katsumata was appointed as the new Chief Financial Officer and David Kong was appointed as a director of the Company and the Chairman of the Audit Committee to replace Mr. Katsumata. Pat Obara, the Company's Chief Financial Officer for the last four years, was appointed Vice President of Administration and now has senior responsibilities over the Company's continued expansion. Mr. Katsumata, having earlier served as CFO and VP-Finance for mining companies including Denison Mines Corp., an NYSE AMEX/TSX-listed uranium producer, and having served the last 18 months as a director of the Company, is ideally positioned to assume the new CFO responsibilities.

Uranium Market Update

During the Company's second quarter ending January 31, 2011, the spot price of uranium increased from $53.50/lb. to $73.00/lb. according to the Ux Consulting Company. Buying demand rose from across all sectors, as utilities, producers, traders and financial entities fueled this additional 36% move up in the commodity price during the Company's second fiscal quarter. The continuation of the price rise put the nearly one-year gain at 80%. Since then, the uranium spot market has seen seesaw movement with the current trend being down as a result of several factors, the latest being the devastating earthquake in Japan and the resulting unforeseen developments at the Fukushima Nuclear Power Plant. As this news and reaction to it changes very quickly, the uranium market is quite volatile and the Company is awaiting to see where prices settle out on a more intermediate basis. Similarly, over the past year, the longer term contract uranium price has risen from $58.00/lb. to $73.00/lb. according to the Ux Consulting Company.

Looking forward, despite concerns generated by the Japanese developments, the underlying fundamentals still point in favor of insufficient supply relative to current and growing demand on a longer-term basis, and such fundamentals should support and strengthen uranium prices. Meanwhile, the worldwide nuclear build-out continues and the number of reactors currently under construction totals 62 in 15 different countries.  The largest percentage of nuclear expansion is planned in China where 27 new-generation reactors are currently under construction and government officials have reaffirmed in the last 48 hours that nuclear power remains a key part of their plan to reduce both carbon emissions and dependency on imported oil.  Finally, the trend of uprating existing nuclear plants continues worldwide which also increases the demand for uranium.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

*Under NI 43-101 an issuer may disclose an estimate of the quantity and grade of a historical mineral resource made before the instrument came into force if the estimate is an estimate of mineral resources prepared by or on behalf of a person or company other than the issuer and the disclosure identifies the source and date of the historical estimate, confirms that the historical estimate is relevant, comments on its reliability, and explains any differences between the categories used in the historical resource and those permitted by NI 43-101. Any such resources are historical in nature and were compiled before the implementation of NI 43-101 reporting standards, and the Company may not have independently verified any such resource so is not treating them as current resources. Any such historical resources were prepared to industry standards in place at the time and are considered relevant today. Any such estimate, although prepared by experienced personnel and considered relevant should not be relied on.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this new release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.